UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2006

JACLYN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5863	22-1432053
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

635 59TH Street
West New York, New Jersey	07093

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (201) 868-9400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

        Jaclyn, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Option Contract of Sale dated as of September 7, 2005, as amended to date, between the Company and John Crowley (the “Optionee”), pursuant to which the Company granted to the Optionee an option relating to the sale of the Company’s executive offices and warehouse facility, as well as two adjacent lots, located in West New York, New Jersey. Among other things, the Amendment adjusts downward the proposed purchase price for the facility and lots to $8,800,000 (subject to an increase in that amount under certain circumstances). The foregoing description is qualified in its entirety by the text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.01 and which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not Applicable.

(b)	Pro Forma Financial Information. Not Applicable.

(c)	Exhibits.

Exhibit No.	Description

10.01	Amendment to Option Contract of Sale dated as of December 5, 2006 between the Company and John Crowley.

SIGNATURES

        Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2006	JACLYN, INC.
By: /s/ Robert Chestnov Robert Chestnov, President

EXHIBIT INDEX

Exhibit No.	Description

10.01	Amendment to Option Contract of Sale dated as of December 5, 2006 between the Company and John Crowley.